Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:

Douglas L. Cox

Executive Vice President

Chief Financial Officer

Opinion Research Corporation

609-452-5274

OPINION RESEARCH REPORTS RESULTS FOR THE SECOND QUARTER OF 2005

PRINCETON, N.J. – August 1, 2005 – Opinion Research Corporation (NASDAQ: ORCI), today announced financial results for the second quarter ended June 30, 2005.

Revenues

Revenues for the quarter were $51.8 million versus $49.4 million in the prior year’s second quarter. Social research revenues were up over 12% to $36.2 million versus $32.3 million in last year’s second quarter. Market research revenues totaled $13.2 million versus $13.8 million in the prior year’s second quarter. Teleservices revenues were $2.4 million versus $3.3 million in last year’s second quarter.

Income

Net income for the quarter was $1.3 million, or $0.20 per diluted share, as compared to a loss of ($237,000), or ($0.04) per diluted share, in last year’s second quarter. Last year’s second quarter was impacted by a refinancing charge that reduced net income in the quarter by $1.4 million and diluted earnings per share in the quarter by $0.22.

The income tax provision in both periods is higher than statutory rates due to the fact that we are not deriving tax benefits from non-US and state losses.

Business Outlook

Summarizing the quarter’s results, Chairman and CEO, John F Short, said, “We believe that the outlook for our market research and teleservices units continues to improve and we expect continued good performance from our social research business, our largest segment.”

The Company expects revenues in 2005 to be between $200 and $205 million, net income to be between $3.5 and $4.0 million and diluted earnings per share to be between $0.56 and $0.64. These net income and earnings per share expectations include the cost of the recent subordinated debt issuance but exclude the refinancing charges incurred in the first quarter and the charge to net income available to common shares due to the repurchase of the interests of LLR Equity Partners and an affiliate which were previously announced.

The Company has incurred costs associated with its postponed common stock offering totaling approximately $1.5 million. These costs are carried as deferred registration expenses. The Company continues to evaluate an offering of its common stock.

The statements above concerning the Company’s business outlook for 2005 are based on current expectations. These statements are forward-looking and actual results may differ materially. See “Forward-looking Statements” below.

First Half Results

For the first half of 2005, revenues were $100.7 million compared to $97.4 million in the first half of 2004. First half net income was $1.5 million, or $0.22 per diluted share, compared to $701,000, or $0.11 per diluted share, in the same period last year. Last year’s first half was impacted by a refinancing charge that reduced net income by $1.5 million and diluted earnings per share by $0.24. This year’s first half was impacted by a refinancing charge that reduced net income by $776,000 and diluted earnings per share by $0.12.

Conference Call

Chairman and Chief Executive Officer John F. Short and Chief Financial Officer Douglas L. Cox will conduct an investor conference call at 10:00 a.m. (EDT) on Tuesday, August 2. The dial-in number for the live conference call will be (866) 825-3354 and (617- 213-8063 outside the U.S. and Canada) and enter conference passcode 81206351. There will be a live web cast of the conference call over the investor relations page of the company’s Web site at www.opinionresearch.com as well as at www.fulldisclosure.com.

For those who cannot listen to the live broadcast, an audio replay of the call will be available on the above web sites for 30 days. A telephone replay of the call will also be available from 12:00 p.m. on August 2 until 11:59 p.m. on August 9. To listen to the telephone replay, dial (888) 286-8010 (617-801-6888 outside the U.S. and Canada) and enter conference passcode 96571646.

About Opinion Research Corporation

Founded in 1938, Opinion Research Corporation provides health and demographic research for government agencies, commercial market research, information services, teleservices and consulting. The Company is a pioneering leader in the science of market and social research and has built a worldwide data-collection network. Further information is available at www.opinionresearch.com.

Forward-looking Statements

This release contains, within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995, forward-looking statements that are based on management’s beliefs and assumptions, current expectations, estimates and projections. Many of the factors that will determine the Company’s financial results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties, including general economic conditions, the loss of one or more of our large clients, the impact of litigation and the impact of a common stock offering; therefore, actual results may materially differ. Other important factors and risks that may affect future results are described in the Company’s filings with the Securities and Exchange Commission, copies of which are available upon request from the Company. The Company disclaims any obligation to update any forward-looking statements whether as a result of new information, future events, or otherwise.

OPINION RESEARCH CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except share and per share amounts)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2004	2005	2004	2005

Revenues	$49,400	$51,782	$97,361	$100,720
Cost of revenues, exclusive of depreciation	35,045	36,864	68,763	71,705

Gross profit	14,355	14,918	28,598	29,015

Selling, general and administrative expenses	10,370	10,596	20,268	21,241
Depreciation and amortization	955	1,023	1,897	1,992

Operating income	3,030	3,299	6,433	5,782

Interest expense	3,766	855	5,373	3,134
Other non-operating (income) expenses	(293)	7	(301)	(49)

(Loss) income before income tax (benefit) expense	(443)	2,437	1,361	2,697

Income tax (benefit) expense	(206)	1,096	660	1,214

Net (loss) income	$(237)	$1,341	$701	$1,483

Net (loss) income per common share:
Basic	$(0.04)	$0.21	$0.11	$0.23

Diluted	$(0.04)	$0.20	$0.11	$0.22

Weighted average shares outstanding:
Basic	6,241,703	6,436,411	6,195,315	6,420,655
Diluted	6,241,703	6,682,561	6,410,437	6,644,157

OPINION RESEARCH CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	31-Dec-04	30-Jun-05
Assets
Current assets:
Cash and equivalents	$467	$1,307
Accounts receivable	26,001	32,545
Allowance for doubtful accounts	(93)	(54)
Unbilled services	17,986	18,349
Prepaid expenses and other current assets	3,672	4,469

Total current assets	48,033	56,616

Non-current assets:
Fixed assets, net of depreciation	10,105	10,126
Goodwill	32,748	32,547
Other intangibles, net of amortization	421	294
Other non-current assets	6,376	6,480

Total non-current assets	49,650	49,447

Total assets	$97,683	$106,063

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,254	$6,136
Accrued expenses	9,191	10,453
Deferred revenues	4,344	4,040
Short-term borrowings	2,000	3,000
Other current liabilities	2,823	6,080

Total current liabilities	24,612	29,709

Long-term borrowings	40,286	42,429
Other liabilities	1,542	1,520
Redeemable equity	8,900	8,900

Total stockholders’ equity	22,343	23,505

Total liabilities and stockholders’ equity	$97,683	$106,063

OPINION RESEARCH CORPORATION AND SUBSIDIARIES

Segment Information

(in thousands)

	US Market Research	UK Market Research	Teleservices	Social Research	Total Segments	Other	Consolidated
Three months ended June 30, 2004:

Revenues from external customers	$7,285	$5,138	$3,342	$32,261	$48,026	$1,374	$49,400
Operating (loss) income	(764)	77	300	3,387	3,000	30	3,030
Interest and other non-operating expenses, net							3,473
Loss before income tax benefit							$(443)

Three months ended June 30, 2005:

Revenues from external customers	$6,690	$5,702	$2,405	$36,196	$50,993	$789	$51,782
Operating (loss) income	(139)	102	4	3,711	3,678	(379)	3,299
Interest and other non-operating expenses, net							862
Income before income tax expense							$2,437

Six months ended June 30, 2004:

Revenues from external customers	$13,600	$11,058	$6,950	$63,194	$94,802	$2,559	$97,361
Operating (loss) income	(1,280)	290	690	6,726	6,426	7	6,433
Interest and other non-operating expenses, net							5,072
Income before income tax expense							$1,361

Six months ended June 30, 2005:

Revenues from external customers	$13,194	$11,139	$4,484	$70,054	$98,871	$1,849	$100,720
Operating (loss) income	(705)	74	(389)	7,352	6,332	(550)	5,782
Interest and other non-operating expenses, net							3,085
Income before income tax expense							$2,697